Exhibit 4.1

Officers’ Certificate Pursuant to Sections 301 and 303 of the Indenture

Dated:  August 23, 2002

The undersigned, LeRoy E. Carlson, Executive Vice President and Chief Operating Officer, and Edward F. Lange, Jr., Executive Vice President, Chief Financial Officer and Secretary of BRE Properties, Inc. (the “Company”), hereby certify as follows:

The undersigned, having read the appropriate provisions of the Indenture dated as of June 23, 1997, as amended by a First Supplemental Indenture dated as of April 23, 1998 (collectively, the “Indenture”) between the Company and J.P. Morgan Trust Company, National Association, as successor trustee (the “Trustee”), including Sections 201, 301 and 303 thereof and the definitions in such Indenture relating thereto, and certain other corporate documents and records, and having made such examination and investigation as, in the opinion of the undersigned, each considers necessary to enable the undersigned to express an informed opinion as to whether or not the conditions set forth in the Indenture relating to the establishment of the terms of the Company’s 5.75% Notes due 2009 (the “Notes”) and the form of certificate for the Notes have been complied with, and whether the conditions in the Indenture relating to the authentication and delivery by the Trustee of the Notes have been complied with, hereby certifies that (1) the terms of the Notes were established pursuant to resolutions (the “Resolutions”) of the Executive Committee of the Board of Directors of the Company adopted at a telephonic meeting duly called and held on August 19, 2002, a true, complete and correct copy of the Resolutions is attached as Exhibit A to this Officers’ Certificate, such Resolutions are in full force and effect on the date hereof and the terms of Notes are as set forth in the certificate for the Notes attached hereto as Exhibit B, (2) the form of certificate for the Notes was established pursuant to the Resolutions, (3) in the opinion of the undersigned, all conditions precedent provided for in the indenture (including, without limitation, those set forth in Sections 201, 301 and 303 of the Indenture) relating to the establishment of the terms of the Notes and the form of certificate for the Notes, and relating to the execution, authentication and delivery of the Notes, have been satisfied and complied with, and (4) no Event of Default (as such term is defined in the Indenture) has occurred and is continuing with respect to any Debt Securities (as defined in the Indenture) issued under the Indenture.

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IN WITNESS WHEREOF, we have hereunto set our hands as of the date first written above.

/s/ LEROY E. CARLSON
LeRoy E. Carlson Executive Vice President and Chief Operating Officer

/s/ EDWARD F. LANGE, JR.
Edward F. Lange, Jr. Executive Vice President, Chief Financial Officer and Secretary

Exhibit B

FORM OF NOTE

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No.: 1
CUSIP No.: 05564E BE 5	Principal Amount: $150,000,000

BRE PROPERTIES, INC.

5.75% Notes due 2009

BRE Properties, Inc., a Maryland corporation (hereinafter called the “Company”, which term includes any successor corporation under the Indenture referred to below), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of ONE HUNDRED AND FIFTY MILLION DOLLARS ($150,000,000), on September 1, 2009, (the “Maturity Date”), and to pay interest thereon from August 23, 2002 or from the most recent date to which interest has been paid or duly provided for, semiannually on March 1 and September 1 of each year (each an “Interest Payment Date”), commencing March 1, 2003, and at Maturity and any earlier Redemption Date (as defined herein), at the rate of 5.75% per annum, until the principal hereof is paid or duly made available for payment. Interest on this Note shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Debt Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the February 15 or August 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the registered Holder hereof on the relevant Regular Record Date by virtue of having been such Holder, and may be paid to the Person in whose name this Note (or one or more Predecessor Debt Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

Payment of the principal of, premium, if any, and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, interest may be paid by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Registrar or by transfer to an account maintained by the payee located in the United States.

This Note is one of a duly authorized issue of Debt Securities of the Company (herein called the “Notes”) issued and to be issued in one or more series under an Indenture dated as of June 23, 1997, as amended by a First Supplemental Indenture dated as of April 23, 1998 (herein called, together with all indentures supplemental thereto, the “Indenture”) between the Company and J.P. Morgan Trust Company, National Association (successor to Chase Manhattan Bank and Trust Company, National Association), as trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture, and the Officers’ Certificate dated August 23, 2002 pursuant to Section 301 of the Indenture creating the series designated on the face hereof, for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof initially limited (subject to exceptions provided in the Indenture) in aggregate principal amount to $150,000,000; provided, however, that the series may be reopened without the consent of the Holders for the issuance of additional Notes as may be authorized by the Company from time to time.

The Notes are redeemable, in whole or from time to time in part, at the option of the Company on any date (a “Redemption Date”), at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to such Redemption Date) discounted to such Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 30 basis points, plus, in either case, accrued and unpaid interest on the principal amount being redeemed to such Redemption Date; provided that installments of interest on

Notes which are due and payable on an Interest Payment Date falling on or prior to the relevant Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Debt Securities, registered as such at the close of business on the relevant Regular Record Date, according to their terms and the provisions of the Indenture. Notice of redemption shall be given in the manner provided in the Indenture, not less than 30 days nor more than 60 days prior to the relevant Redemption Date, to each Holder of Notes to be redeemed. Any redemption of Notes shall be made in accordance with the further terms and provisions set forth in the Indenture.

As used herein, the following terms will have the meanings set forth below:

“Treasury Rate” means, with respect to any Redemption Date for the Notes, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release published by the Board of Governors of the Federal Reserve System designated as “Statistical Release H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Maturity Date, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month), or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

“Independent Investment Banker” means Goldman, Sachs & Co. or its successor or if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee after consultation with the Company.

“Comparable Treasury Price” means with respect to any Redemption Date for the Notes (i) the average of four Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Reference Treasury Dealer” means each of Goldman, Sachs & Co., Credit Suisse First Boston Corporation and Banc of America Securities LLC and their respective successors and, at our option, another primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”); provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and rights of the Holders of the Debt Securities of each series issued under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Debt Securities at the time Outstanding of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Debt Securities of any series at the time Outstanding, on behalf of the Holders of all Debt Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Notes issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note, at the time, place and rate, and in the coin or currency, herein and in the Indenture prescribed.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Security Register upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for the purpose in any place where the principal of, premium, if any, and interest on this Note are payable, duly endorsed, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in the denominations of $1,000 and integral multiples of $1,000. As provided in the Indenture and subject to certain limitations set forth therein, the Notes are exchangeable for a like aggregate principal amount of Notes of authorized denominations as requested by the Holders surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith, other than in certain cases provided in the Indenture.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture contains provisions whereby (i) the Company may be discharged from its obligations with respect to the Notes (subject to certain exceptions) or (ii) the Company may be released from its obligations under specified covenants and agreements in the Indenture, in each case if the Company irrevocably deposits with the Trustee money or Government Obligations sufficient to pay and discharge the entire indebtedness of all Notes, and satisfies certain other conditions, all as more fully provided in the Indenture.

This Note shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee under the Indenture by the manual signature of one of its authorized signatories, this Note shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

[Seal]		BRE PROPERTIES, INC.

Attest:		By:
	Edward F. Lange, Jr. Executive Vice President, Chief Financial Officer and Secretary		LeRoy E. Carlson Executive Vice President and Chief Operating Officer

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Debt Securities of the series designated
    therein referred to in the within-mentioned Indenture.

J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM—as tenants in common	UNIF GIFT MIN ACT— Custodian
TEN ENT—as tenants by the entireties	(Cust) (Minor)
JT TEN—as joint tenants with right of survivorship and not as tenants in common	Under Uniform Gifts to Minors Act (State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

the within Note and all rights thereunder, hereby irrevocably constituting and appointing

                                                                                                                                                             Attorney
to transfer said Note on the books of the Company with full power of substitution in the premises.

Dated:

Notice: The signature(s) to this assignment must correspond with the name(s) as it/they appear(s) upon the face of the within Note in every particular, without alteration or enlargement or any change whatever.